                                                                   Exhibit 10.28


                              SETTLEMENT AGREEMENT

                  This Settlement Agreement (this "Settlement Agreement" or this "Agreement") dated as of March 7, 2000, is entered into by and among (i) Questron Finance Corp., a Delaware corporation (the "Maker"), (ii) Questron Technology, Inc., a Delaware corporation ("Questron") and (iii) Sheldon Enterprises, Inc. (the "Holder").

                                    RECITALS

                  WHEREAS, the Holder is the holder of that certain Senior A Note of the Maker, in the principal amount of $750,000, dated June 30, 1999, which Senior A Note contains a notice provision providing for notices sent to the Payee to be sent c/o James A. Mraz (the "Note");

                  WHEREAS, Questron is a signatory to each Note; and

                  WHEREAS, pursuant to the terms and conditions set forth below, the parties hereto wish to settle, fully and finally, all obligations of Questron and the Maker to the Holder under the Note.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SETTLEMENT. (a) At the Settlement Closing, Questron agrees to issue and deliver 67,500 shares of Questron's common stock, par value $0.001 per share, to the Holder (the "Settlement Shares"). The Settlement Shares shall be restricted securities under Rule 144 of the Act of 1933, as amended (the "Act"), will not have been registered under the Act and may not be sold or transferred absent such registration or unless an exception from registration is available and the certificates evidencing such shares shall bear an appropriate legend restricting transfers under the Act. (b) The Holder agrees to accept the Settlement Shares issued and delivered to it in full and final settlement and satisfaction of all obligations of Questron and Maker arising under of in connection with the Note, including all unpaid principal and accrued interest thereon, and such acceptance shall constitute the release, cancellation, discharge and relinquishment of any and all obligations, judgments, liens, claims, debts, demands, causes of action, rights and interests (whether known or unknown, choate or inchoate), that are now owned, claimed or held or which may hereafter be owned, claimed or held by the Holder against Questron or Maker, as a result of, in connection with, or otherwise relating to the Note. (c) At the Settlement Closing, Holder shall deliver to the Maker, the original Note marked "Paid In Full," and such other instruments, certificates and documents as the Maker may reasonably request to evidence the full payment and satisfaction of such obligations. (d) "Settlement Closing" means the closing of the transactions contemplated by this paragraph 1. The Settlement Closing shall take place on March 7, 2000 at 12:00 p.m.

Eastern Time, at the offices of Questron located at 6400 Congress Avenue, Suite 2000, Boca Raton, Florida 33487, or at such other time and place as the parties may mutually agree.

         2. REGISTRATION OF SETTLEMENT SHARES. (a) Within 90 days of the Settlement Closing, Questron shall prepare and file under the Act with the Securities and Exchange Commission a registration statement with respect to the Settlement Shares, plus an additional 67,500 shares of Common Stock held by the Holder (together the "Registrable Shares") and use its reasonable best efforts to cause such registration statement to become effective. (b) Questron shall notify the Holder of the effectiveness of the registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder set forth in such registration statement. (c) Questron will use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests (provided Questron shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction). (d) Questron shall notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act as amended, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Holder, Questron shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. (e) Questron shall cause the Registrable Shares to be listed on each securities exchange on which similar securities issued by Questron are then listed. (f) Questron may postpone or suspend for up to 180 days the filing or the effectiveness of a registration statement if the Questron's board of directors determines in its reasonable good faith judgment that such filing or effectiveness would reasonably be expected to have a material adverse effect on any proposal or plan by Questron or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction or any financing transaction.

         3. REGISTRATION EXPENSES. All expenses incident to the Questron's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Questron and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by Questron, shall be borne by Questron. All brokerage commissions or similar selling expenses in connection with the sale by the Holder of the Registrable Shares shall be borne by the Holder.

         4. INDEMNIFICATION. (a) Questron agrees to indemnify, to the extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Questron by the Holder expressly for use therein or by the Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Questron has furnished the Holder with a sufficient number of copies of the same. (b) the Holder shall furnish to Questron in writing such information and affidavits as Questron reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify the Questron, its directors and officers and each person who controls the Questron (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Holder from the sale of Registrable Shares pursuant to such registration statement. (c) Any party entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any party's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

         5. REPRESENTATIONS AND WARRANTIES.

                  (A) The Holder,

                            (i) represents and warrants that the Settlement Shares to be issued to it are being acquired as an investment and not with a view to the distribution thereof;

                           (ii) understands that none of the Settlement Shares have been registered under the Act, in reliance on an exemption therefrom, and that none of the Settlement Shares have been approved or disapproved by the United States Securities and Exchange Commission or by any other Federal or state agency;

                           (iii) understands that none of the Settlement Shares can be sold, transferred or assigned unless registered by pursuant to the Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for any Seller to liquidate its investment in the Settlement Shares, and agrees not to sell, assign or otherwise transfer or dispose of the Settlement Shares unless such securities have been so registered or an exemption from registration is available;

                           (iv) acknowledges that all documents, records and books pertaining to Questron and its business, including, but not limited to, the following documents which have been provided to, and reviewed by, each of Sellers: (a) Questron's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1997 and 1998, (b) Questron's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999, (c) Questron's Proxy Statement, dated October 1, 1999, relating to its Annual Meeting of Shareholders, and (d) Questron's Form 8-K and Form 8-K/A dated July 14, 1999 and August 13, 1999, respectively, have been made available to the Holder and the Holder's attorney and/or accountant and/or representative. The Holder has had an opportunity to ask questions and receive answers from Questron concerning the business and assets of Questron and all such questions have been answered to the full satisfaction of the Holder;

                           (v) represents and warrants that the Holder is an
accredited investor, as that term is defined in Regulation D under the Act; and

                           (vi) represent and warrants that the Holder has not
assigned, transferred or conveyed any of its rights under the Note.

                  (B) Questron represents and warrants to the Holder that all Settlement Shares delivered to the Holder pursuant to this Settlement Agreement, when issued as contemplated hereby, will be duly authorized, fully paid and non-assessable.

         6. NOTICES . All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if to Questron and the Maker upon receipt of hand delivery; certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt addressed to Questron Technology, Inc., 6400 Congress Avenue, Suite 2000, Boca Raton, Florida 33487, telecopier (561) 241-2866, telephone (561) 241-5251, attention: Dominic A. Polimeni, with copy to Arent Fox Kintner Plotkin & Kahn, PLLC, 1675 Broadway, 25th Floor, New York, New York 10019, Telecopier: (212) 484-3900, Telephone: (212) 484-3944, attention: William J. McSherry, Esq.; and
(ii) if to the Holder, in the manner and to the address set forth in the Note.

         7. ENTIRE AGREEMENT. This Agreement and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         8. AMENDMENT AND MODIFICATION . This Agreement may be amended or modified only by written agreement of the parties hereto.

         9. BINDING EFFECT; BENEFITS . This Agreement shall inure to the benefit of and be binding upon the parties hereto; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto.

         10. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of New York, exclusive of its principles concerning conflicts of law.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                        QUESTRON TECHNOLOGY, INC.

                                        By   _________________________________
                                             Dominic A. Polimeni
                                             Chairman and
                                             Chief Executive Officer

                                        QUESTRON FINANCE CORP.

                                        By   _________________________________
                                             Dominic A. Polimeni
                                             Chairman and
                                             Chief Executive Officer

                                             HOLDER:

                                             SHELDON ENTERPRISES, INC.

                                             By ______________________________
                                             Name:
                                             Title: